UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2006

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. ELECTION OF DIRECTORS

Richard J. Guiltinan, Jr., age 52, was elected on November 8, 2006 to serve as a Class I director of North American Technologies Group, Inc. until the 2006 Annual Meeting of Shareholders or until his successor is elected and qualified. Since 2004, Mr. Guiltinan has served as the Chief Accounting Officer of Flowserve Corporation, a NYSE listed company that develops and manufactures precision engineered flow control equipment for critical service applications. Prior to assuming that position, he served in various positions with Caltex Corporation, an international refiner and marketer of petroleum products, including as a consultant for restructuring and post-merger integration activities (2002-03); as Chief Financial Officer (2000-01) and as President of the Business Support Group (1999-2000). Prior to joining Caltex in 1985, Mr. Guiltinan worked for KPMG, a public accounting firm, for nine years in the financial, manufacturing and oil industries.

Mr. Guiltinan received a BBA in Accountancy from the University of Notre Dame in 1976 and attended the Tuck Executive Program at Dartmouth College in 1993. He is a Certified Public Accountant.

Mr. Guiltinan is qualified as an independent, audit committee financial expert, as that term is defined by the Securities and Exchange Commission, and has been elected as Chairman of the Audit Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Neal P. Kaufman
Neal P. Kaufman, Chief Executive Officer

Dated: November 9, 2006